Exhbit 10.22

Execution Version

ANNEX I
Supplemental Terms and Conditions

This Annex I, dated as of June 30, 2009, supplements and forms a part of the Master Repurchase Agreement dated as of June 30, 2009, (the “Master Repurchase Agreement”), between FSA CAPITAL MANAGEMENT SERVICES LLC (“FSA Capital Management”), FSA CAPITAL MARKETS SERVICES LLC (“FSA Capital Markets”) and FSA ASSET MANAGEMENT LLC (“FSAM”).  Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Master Repurchase Agreement or if not defined therein in the Confirmation dated as of June 30, 2009 (the “Confirmation”) setting forth the terms of a portfolio repurchase agreement Transaction (the “Transaction”) under the Master Repurchase Agreement, or in the Pledge and Administration Agreement (as defined below).

The parties agree that the Master Repurchase Agreement, including this Annex I, amends and restates in its entirety the terms and conditions of (i) Master Repurchase Agreement I, including Annex I and II thereto, dated as of October 29, 2001 between FSA Capital Management and FSAM and (ii) Master Repurchase Agreement II, including Annex I and II thereto dated as of October 29, 2001 between FSA Capital Markets and FSAM (each of (i) and (ii), the “Original Master Repurchase Agreements”).

1.                                       Definitions.  For purposes of the Master Repurchase Agreement, including this Annex 1, the following terms shall have the following meanings:

“Acceleration Payment” means each of the payments referred to in Section 9(a) and (b) of this Annex I.

“Acceleration Payment Percentage” means with respect to a Buyer (i) if an FSAM Successor has not succeeded to the rights and obligations of FSAM as Seller under the Transaction or if such FSAM Successor is not a Buyer, the GIC Principal Percentage for such Buyer and (ii) if an FSAM Successor has succeeded to the rights and obligations of FSAM as Seller under the Transaction and such FSAM Successor is a Buyer hereunder, 0% as to the Buyer which is the FSAM Successor and 100% as to the other Buyer.

“Business Day” has the meaning set out in the Pledge and Administration Agreement.

“Pledge and Administration Agreement” means the Pledge and Administration Agreement, dated as of June 30, 2009, among Dexia SA, Dexia Crédit Local S.A., Dexia Bank Belgium SA, Dexia FP Holdings Inc., Financial Security Assurance Inc., FSAM, FSA Portfolio Asset Limited, FSA Capital Markets, FSA Capital Management, FSA Capital Markets Services (Caymans) Ltd., and The Bank of New York Mellon Trust Company, National Association, as the same may be amended, supplemented or modified from time to time.

2.                                      Single Transaction

Notwithstanding Paragraph 3 of the Master Repurchase Agreement, the only transaction under the Master Repurchase Agreement, including this Annex I, shall be the Transaction documented pursuant to the Confirmation (including as such Transaction may be renewed thereunder).

3.                                      Margin Maintenance

Paragraphs 4(a), (b) and (c) shall be amended as follows:

(a)                                  For purposes of Paragraph 4(a) of the Master Repurchase Agreement, a Margin Deficit shall be deemed to exist on any date on which a Buyer elects or is required to post collateral on a GIC Contract, in an amount equal to the market value of the collateral elected or required to be posted on such GIC Contract, unless the Administrator under the Pledge and Administration Agreement makes a determination pursuant to Section 11.2 of the Pledge and Administration Agreement not to post such amount of collateral.

(b)                                 For purposes of Paragraph 4(b) of the Master Repurchase Agreement, a Margin Excess shall be deemed to exist with respect to a Buyer on any date on which such Buyer is entitled to receive and actually receives a return of collateral on a GIC Contract, in an amount equal to the market value of the collateral returned to such Buyer on such GIC Contract.

(c)                                  Any notice requirements pursuant to Paragraph 4(c) of the Master Repurchase Agreement shall be deemed to be satisfied by the Seller or any Buyer, as applicable, upon a Buyer, in respect of a GIC Contract, receiving notice of an obligation to post collateral, providing notice of an election to post collateral or providing an entitlement to receive a return of collateral.

Paragraphs 4(d)-(f) of the Master Repurchase Agreement shall not apply.

4.                                      Income Payments.

(a)                                  The obligation of a Buyer to transfer Income to Seller pursuant to Paragraph 5 of the Master Repurchase Agreement shall be understood to be such Buyer’s obligation to transfer an amount of Income equal to (i) all Income paid or distributed and actually received by such Buyer in respect of the collateral posted to secure GIC Contracts issued by such Buyer plus (ii) without duplication, such Buyer’s GIC Principal Percentage multiplied by the aggregate amount of any Income paid or distributed and actually received in respect of Purchased Securities not posted as collateral to secure GIC Contracts.  Such transfers of Income shall not reduce the amount to be transferred to a Buyer by Seller upon termination of the Transaction pursuant to Paragraph 5(ii) of the Master Repurchase Agreement.  Any Income in respect of Purchased Securities paid directly to Seller shall be deemed to have been transferred by a Buyer in accordance with this Paragraph.

(b)                                 Notwithstanding the definition of Purchase Price in Paragraph 2 of the Master Repurchase Agreement and the provisions of Paragraph 4 of the Master Repurchase Agreement (as amended by Section 3 of this Annex I), the parties agree (i) that the Purchase Price will not be increased or decreased by the amount of any cash or other

Securities  transferred by one party to the other pursuant to Paragraph 4 of the Master Repurchase Agreement and (ii) that transfer of cash shall be treated as if it constituted a transfer of Securities (with a Market Value equal to the U.S. dollar amount of such cash) pursuant to Paragraph 4(a) or (b), as the case may be (including for purposes of the definition of “Additional Purchased Securities”).

5.                                      Security Interest

The security interest referred to in Paragraph 6 of the Master Repurchase Agreement shall be the security interest in the FSAM Collateral granted by Seller to the Collateral Agent pursuant to the Pledge and Administration Agreement and no further security interest in respect of the Purchased Securities shall be deemed to be granted pursuant to the Master Repurchase Agreement.

6.                                      Payments and Transfers of Securities

(a)                                  Payments and transfers of Securities to Seller under the Transaction shall be made to the FSAM Cash Account or FSAM Collateral Account, as applicable, unless a novation or transfer to an FSAM Successor has occurred in which case payments shall be made to the Collateral Agent Cash Account or Collateral Agent Collateral Account, as applicable, in accordance with the Pledge and Administration Agreement.

(b)                                 Upon an FSAM Lien Release Date or Dexia Event of Default amounts or Securities due to be transferred to the Buyers (other than any Accelerated Payments) that are not then due and payable to in respect of any GIC Contracts will be paid or transferred to the Collateral Agent Cash Account or Collateral Agent Collateral Account, as applicable, in accordance with the Pledge and Administration Agreement.

7.                                      Substitution

Paragraph 9 of the Master Repurchase Agreement shall not apply.

8.                                      Events Of Default

(a)                                  Events of Default.

The first sentence (ending at the colon before subparagraph (a)) of Paragraph 11 of the Master Repurchase Agreement (“Events of Default”) is hereby amended to read as follows:

“In the event that a Dexia Event of Default as defined in the Pledge and Administration Agreement occurs (with respect to Seller, an “Event of Default”):”

For the avoidance of doubt, (x) no Events of Default shall apply to a Buyer and the provisions of Paragraph 11 referring to circumstances where the Buyer is the defaulting party shall be disregarded, and (y) all rights granted to the Buyers under Paragraph 11 may only be exercised by FSA, as Secured Party Representative, or by the Liquidation Agent and/or the Collateral Agent, in each case at the direction of FSA, as Secured Party Representative.

(b)                                 Remedies

Subparagraph (a) of Paragraph 11 shall be amended by deleting the phrases “(which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency)” and “(except upon the occurrence of an Act of Insolvency)” and adding the following at the end thereof:  “Any Event of Default may only be waived by FSA, as Secured Party Representative.”

Subparagraphs (c) through (i) of Paragraph 11 shall not apply.

Notwithstanding disapplication of subparagraph (d) of Paragraph 11, FSA, or the Liquidation Agent or the Collateral Agent at the direction of FSA, on behalf of each Buyer, shall have the right to sell Purchased Securities and to apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller (including any unpaid Acceleration Payment that is due and payable), but in lieu of the provisions of subparagraph (d) of Paragraph 11, such right and any other related rights and remedies shall be exercised subject to and in accordance with Section 5.2(d) of the Pledge and Administration Agreement.  For the avoidance of doubt, liquidation of Collateral by FSA as the Secured Party Representative or the Liquidation Agent or Collateral Agent, as applicable, in accordance with Section 5.2(d) of the Pledge and Administration Agreement shall be considered an exercise of the foregoing right by a Buyer.

The rights of the Collateral Agent and/or FSA as the Secured Party Representative pursuant to Section 5.2(a)(i) of the Pledge and Administration Agreement and as specified above may be exercised in whole or in part, with any acceleration and settlement terminating in part a corresponding portion of the Transaction having a Repurchase Price equal to (i) (A) the Repurchase Price of the entire Transaction multiplied by the (B) the Market Value Percentage of the Purchased Securities selected by the Collateral Agent and/or FSA as the Secured Party Representative and (ii) thereafter, the Purchased Securities so selected shall no longer constitute “Purchased Securities” under the Transaction.

The remedies available to each Buyer upon an Event of Default by Seller shall include all those available to the Collateral Agent and/or FSA, as the Secured Party Representative, under Sections 5.2(a)(i) to 5.2(a)(vii) of the Pledge and Administration Agreement following such Event of Default.  To the extent that the Collateral Agent and/or FSA, as the Secured Party Representative, has the right to retain all or any portion of the Purchased Securities in the exercise of such remedies set forth in the Pledge and Administration Agreement, each Buyer shall have the right under the Master Repurchase Agreement to retain all or any portion of such Purchased Securities in satisfaction of the Repurchase Price to the same extent.

9.                                      Acceleration Payment

(a)                                  On and after any date on which an Early Termination Date has been designated with respect to the Dexia Guaranteed Put Contract, and in consideration of the Buyers’

agreement to enter into the Transaction, Seller shall pay to each Buyer (i) such Buyer’s Acceleration Payment Percentage multiplied by (ii) an amount equal to the termination payment received by Seller under Section 6(e) of such Dexia Guaranteed Put Contract, which payment may be made in cash or satisfied in kind by delivery of Eligible Collateral posted under the Credit Support Annex securing such Dexia Guaranteed Put Contract.

(b)                                 On and after any date on which an Early Termination Date has been designated with respect to the Dexia Non-Guaranteed Put Contract, and in consideration of the Buyers’ agreement to enter into the Transaction, Seller shall pay to each Buyer (i) such Buyer’s Acceleration Payment Percentage multiplied by  (ii) an amount equal to the termination payment received by Seller under Section 6(e) of such Dexia Non-Guaranteed Put Contract, which payment may be made in cash or satisfied in kind by delivery of Eligible Collateral posted under the Credit Support Annex securing such Dexia Non-Guaranteed Put Contract.

(c)                                  The obligation of Seller to pay an Acceleration Payment to each Buyer shall survive until the Senior Release Date notwithstanding the occurrence of any Repurchase Date of the Transaction and/or any acceleration, non-renewal or termination of the Transaction, in whole or in part.

(d)                                 If a Buyer has received an Acceleration Payment from Seller, such Buyer shall pay to Seller (or pay to the Dexia Guarantors on behalf of Seller) (i) such Buyer’s Acceleration Payment Percentage multiplied by (ii) the amount determined under Section 11.1(b)(x) of the Pledge and Administration Agreement and permitted to be paid in accordance with the Priority of Payments set forth therein (the “Subordinated Collateral Payment”), when such Subordinated Collateral Payment is due and owing by FSAM to the Dexia Guarantors.

10.                               Novation of the Master Repurchase Agreement

(a)                                  If a Dexia Event of Default has occurred, Seller may (with the prior written consent of FSA), and at the direction of FSA, shall transfer all of its rights and obligations under the Master Repurchase Agreement to an FSAM Successor, such that (x) the relevant FSAM Successor shall succeed to all rights, obligations and security interests in favor of FSAM provided in the Pledge and Administration Agreement and the other Transaction Documents and (y) each Buyer shall continue to be secured by all FSAM Collateral notwithstanding such novation to the FSAM Successor.

(b)                                 If any such novation occurs, and whether such payment amounts are determined before or after such novation, (i) FSAM shall pay to the FSAM Successor an amount equal to each Acceleration Payment that becomes payable to a Buyer from time to time (which payment may be made in cash or satisfied in kind by delivery of Eligible Collateral posted under the Credit Support Annex securing the Dexia Guaranteed Put Contract or Dexia Non-Guaranteed Put Contract as applicable) and (ii) to the extent of any such Acceleration Payment by FSAM, the FSAM Successor shall pay to FSAM the Subordinated Collateral Payment on the date such Subordinated Collateral Payment is paid by a Buyer.

(c)                                  Each Buyer and Seller agrees that the FSAM Successor shall be secured by the FSAM Collateral in relation to such Acceleration Payment obligation of FSAM under Section 10(b) above, following a novation contemplated by Section 10(a) above, to the same extent that a Buyer is secured by the FSAM Collateral in relation to such Acceleration Payment obligation prior to such novation.

(d)                                 In connection with effecting an FSAM Lien Release Date, Seller may (with the prior written consent of Dexia) and at the direction of Dexia shall transfer all of its rights and obligations under the Master Repurchase Agreement to an FSAM Successor as defined in the Pledge and Administration Agreement, such that (x) the relevant FSAM Successor shall succeed to all rights, obligations and security interests in favor of FSAM provided in the Pledge and Administration Agreement and the other Transaction Documents and (y) Seller shall post as margin from time to time in respect of the Master Repurchase Agreement “Eligible Collateral” as defined in the Dexia Guaranteed Put Contract such that (A) the sum of (i) the “FSAM Asset Value” of the Purchased Securities in the form of Permitted Investments and (ii) the FSAM Asset Value of the additional Permitted Investments posted as margin hereunder is at least equal to (B) the CSA Collateralized Liabilities plus 25% of the GIC Business Costs Amount determined from to time to time under the Pledge and Administration Agreement (notwithstanding that the FSAM Lien Release Date has occurred and the Dexia Guaranteed Put Contract may have been released or terminated).

(e)                                  If an FSAM Successor has succeeded to the rights and obligations of FSAM as Seller under the Transaction and the FSAM Successor is one of the Buyers hereunder, a portion of the Transaction corresponding to the outstanding principal balance of all GIC Contracts issued by such Buyer (which has become Seller hereunder) shall be deemed netted and offset and no longer outstanding; and the references to the “GIC Contracts” herein and in the Confirmation shall thereafter refer only to the GIC Contracts of the Buyer which is not the FSAM Successor; provided, however, that if the FSAM Successor is a Buyer the obligations of the FSAM Successor and the other Buyer in relation to any Acceleration Payment shall be as set forth in Section 9 of this Annex I and the definition of “Acceleration Payment Percentage”.

(f)                                    Dexia shall be a third party beneficiary of the provisions of Section 10(d), entitled to enforce such provisions directly so long as it is the Secured Party Representative under the Pledge and Administration Agreement.

11.                               Submission to Jurisdiction and Waiver of Immunity

Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any U.S. federal or state court in The City of New York for the purpose of any suit, action, proceeding or judgment arising out of or relating to the Master Repurchase Agreement.  Each of the parties hereto hereby consents to the laying of venue in any such suit, action or proceeding in New York County, New York, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and agrees not to plead or claim the same.  Notwithstanding the foregoing, nothing contained herein or in the Master Repurchase Agreement shall limit or affect the rights of any party hereto to exercise remedies under the Master Repurchase Agreement or any of the other Transaction Documents, or to enforce any judgment with respect thereto, in any jurisdiction or venue.  Any process in any such action shall be duly served if mailed by registered mail, postage prepaid, to the applicable party at its respective address designated pursuant to Paragraph 13 of the Master Repurchase Agreement.

To the extent that any party or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Master Repurchase Agreement, each party hereto hereby irrevocably and unconditionally waives, and agrees not to plead or claim, to the fullest extent permitted by applicable law, any such immunity and consent to such relief and enforcement.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THE MASTER REPURCHASE AGREEMENT OR THE TRANSACTION.  EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION.

12.                               Resale of Purchased Securities.

The parties hereto acknowledge that from time to time the Purchased Securities may consist of Securities that have not been registered under the United States Securities Act of 1933 (the “Securities Act”).  Accordingly, each Buyer agrees that if any Purchased Securities consist of Securities that have not been registered under the Securities Act, each Buyer will not resell or otherwise transfer such Purchased Securities except in accordance with Regulation S or Rule 144A or other available exemption under the Securities Act and in accordance with all applicable laws and regulations in each jurisdiction in which it offers, sells or delivers Purchased Securities.  In addition, if any Purchased Securities consist of bearer debt securities issued by a non-U.S. entity and if a Buyer resells or otherwise transfers any such obligations, such Buyer agrees that it will do so only under procedures adequate to satisfy the restrictions of applicable U.S. Treasury regulations relating to an original issuance of bearer bonds.

13.                               Financial Participant Rights of FSA

Following any Event of Default, Financial Security Assurance Inc. (“FSA”) shall be entitled as Secured Party Representative to exercise, and/or direct the exercise by the Collateral Agent of, the rights and remedies of the Buyer hereunder in the manner provided for under the Pledge and Administration Agreement.  FSA has executed this Annex below solely for the purpose of securing to itself the rights contemplated by this Section 13, its rights under Sections 8, 9 and 10 hereof, and its rights under the Confirmation, and shall have no other rights and no obligations under this Agreement.  Buyer and Seller each acknowledge such rights of FSA and acknowledge and agree that FSA has entered into this Agreement as, and in exercising such rights FSA will act as, a “financial participant” within the meaning of Section 101(22A) of the United States Bankruptcy Code.

14.                               Limitation of Liability.

No party shall be required to pay or be liable to the other party for any consequential, indirect or punitive damages, opportunity costs or lost profits (whether or not arising from its negligence).

15.                               Accounting

It is Seller’s intent to account for the Transaction as a secured financing under GAAP and/or IFRS.  Notwithstanding Paragraph 8 of the Master Repurchase Agreement, each Buyer agrees to use its good faith, commercially reasonable efforts to enter into any restriction on such Buyer’s rights under Paragraph 8 of the Master Repurchase Agreement which Seller shall demonstrate, to be required in order for Seller to properly account for the Transaction as a secured borrowing.

16.                               Limited Recourse

(a)                                  The obligations of Seller in relation to the Master Repurchase Agreement and the Transaction are limited recourse obligations, payable solely from the proceeds of the FSAM Collateral available under and applied in accordance with the Priority of Payments set forth in Section 11.1(b) of the Pledge and Administration Agreement.  Upon application of the FSAM Collateral and proceeds thereof available to satisfy the obligations of Seller hereunder in accordance with the Pledge and Administration Agreement, a Buyer and FSA shall not be entitled to take any further steps against Seller to recover any sums due and shall not constitute a claim against Seller to the extent of any insufficiency.  No recourse shall be had for the payment of any amounts owing in respect of the Master Repurchase Agreement against any officer, director, employee, stockholder, member or incorporator of Seller.

(b)                                 The obligations of each of the Buyers in relation to the Master Repurchase Agreement and the Transaction are limited recourse obligations, payable solely from the proceeds of the GIC Issuers Collateral available under and applied in accordance with the Priority of Payments set forth in Section 11.1(b) of the Pledge and

Administration Agreement.  Upon application of the GIC Issuers Collateral and proceeds thereof available to satisfy the obligations of the related Buyer hereunder in accordance with the Pledge and Administration Agreement, Seller and FSA shall not be entitled to take any further steps against such Buyer to recover any sums due and shall not constitute a claim against such Buyer to the extent of any insufficiency.  No recourse shall be had for the payment of any amounts owing in respect of the Master Repurchase Agreement against any officer, director, employee, stockholder, member or incorporator of Seller.  This provision shall survive the termination of the Master Repurchase Agreement for any reason.

17.                               Non-Petition

Each party agrees that it will not, prior to the Senior Release Date, acquiesce, petition or otherwise institute against, or join any other person in instituting against, any other party or any of its properties any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, or similar law, including without limitations proceedings seeking to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such party or any substantial part of its property; provided, that this provision shall not restrict or prohibit a party from joining any such proceedings which shall have already commenced under applicable laws and not in violation of this provision.  This provision shall survive the termination of the Master Repurchase Agreement for any reason.

18.                               Interpretation

In the event of any inconsistency between the provisions of this Annex and the provisions of the Master Repurchase Agreement attached hereto, the terms contained in this Annex shall prevail.  In the event of any inconsistency between the provisions of a Confirmation and the provisions of the Master Repurchase Agreement or this Annex, the provisions contained in the Confirmation shall prevail.

19.                               Governing Law

Paragraph 16 of the Master Repurchase Agreement is hereby amended to read as follows:

“THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK AND THE MANDATORY CHOICE OF LAW RULES CONTAINED IN THE UCC.”

FSA CAPITAL MANAGEMENT SERVICES LLC	FSA ASSET MANAGEMENT LLC

By:	By:

By:	By:
Title:	Title:

FSA CAPITAL MARKETS SERVICES LLC	FINANCIAL SECURITY ASSURANCE INC.

By:	By:

By:	By:
Title:	Title:

Intercompany repo annex

ANNEX II

Names and Addresses for Communications Between Parties

With respect to each party, as set forth in the Pledge and Administration Agreement